UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2006
Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S,	89169
Las Vegas, Nevada

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On October 27, 2006, the Board of Directors of the Registrant approved an increase from $30,000 to $40,000 in the annual cash retainer payable to non-employee members of the Board of Directors, and an increase from $10,000 to $15,000 in the annual cash retainer payable to the Chair of the Audit Committee, each effective January 1, 2007.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 27, 2006, the Board of Directors elected Carl Brooks as a member of the Board of Directors. It has not yet been determined to which, if any, committees of the Board of Directors Mr. Brooks will be named. There was no arrangement or understanding between Mr. Brooks and any other person pursuant to which Mr. Brooks was selected as a director. There is no information with respect to Mr. Brooks that is required to be reported pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
October 30, 2006	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel